SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

FORCE MINERALS CORPORATION

(Exact name of Company as specified in its charter)

Nevada	000-52494	98-0462664
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1400 16th Street, 16 Market, Suite 400, Denver, CO 80202
(Address of principal executive offices)
Phone: (720) 470-1414
(Company’s Telephone Number) Force Energy Corp. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

NAME CHANGE AND REVERSE STOCK SPLIT

Effective June 28, 2013, Force Minerals Corporation, a Nevada corporation (the "Company") with the approval from the Financial Industry Regulatory Authority (“FINRA”), the Company has among other things (i) changed its name from “Force Energy Corp.” to “Force Minerals Corporation”, and (ii) authorized and approved a reverse stock split of One for One Hundred (1:100) of our total issued and outstanding shares of common stock (the "Stock Split"). The Stock Split decreased our total issued and outstanding shares of common stock from 230,992,890 to 2,309,928 shares of common stock. The common stock will continue to be $0.001 par value. The shareholder record date was June 14, 2013. The Stock Split shares are payable upon surrender of certificates to the Company's transfer agent. Fractional shares will be rounded upward.

The Reverse Split and name change become effective with the Over-the-Counter Bulletin Board at the opening of trading on June 28, 2013, under the symbol “FORCd”.  The “d” will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “FORC”. Our new CUSIP number is 345196 208.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Minerals Corporation

Date: June 28, 2013

By: /s/ Tim Deherrera

Tim Deherrera

President & CEO